Exhibit 3.1

As of June 30, 2019

SECOND AMENDED AND RESTATED

BY-LAWS OF

GENESEE & WYOMING INC.

ARTICLE I.

STOCKHOLDERS

Section 1.    Notice of Meetings. Except as otherwise provided by law, notice of the date, time, place and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders thereto shall be delivered personally or mailed not earlier than sixty, nor less than ten, days before the date of the meeting, to each stockholder of record entitled to vote at the meeting at such address as appears on the records of the corporation.

Section 2.    Quorum. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation; but if at any regularly called meeting of stockholders there shall be less than a quorum present, the stockholders present may adjourn the meeting from time to time without further notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 3.    Organization.

(A)    The Chairman of the Board, or in the Chairman’s absence or at the Chairman’s direction, the Chief Executive Officer, or in the Chief Executive Officer’s absence or at the Chief Executive Officer’s direction, any officer of the corporation shall call all meetings of the stockholders to order and shall act as Chairman of such meeting. The Secretary or, in such officer’s absence, an Assistant Secretary, shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting. Unless otherwise determined by the Board of Directors prior to the meeting, the Chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the corporation or their duly appointed proxies) who may attend any such meeting, whether any stockholder or stockholders’ proxy may be excluded from any meeting of stockholders based upon any determination by the Chairman, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.

(B)    The officer who has charge of the stock ledger of the corporation shall prepare and make at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at an office of the corporation located within the city where the meeting is to be held or if no such office exists, than at a place within the city where the meeting is to be held which shall be specified in the notice of meeting, or at the place where the meeting is to be held. The list shall also be produced at the time and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 4.    Voting.

(A)    At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the General Corporation Law of the State of Delaware, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. If it is determined that such electronic transmissions are valid, the judge or judges of stockholder votes or, if there are no such judges, such other persons making that determination shall specify the information upon which they relied.

(B)    Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this Section 4 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(C)    Proxies shall be filed with the Secretary of the meeting prior to or at the commencement of the meeting to which they relate.

(D)    A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice of revocation has been given to the the Secretary. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary.

(E)

(i)

Except as otherwise provided by the Certificate of Incorporation or these By-laws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting of stockholders duly called for the election of directors at which a quorum is present. For purposes of this clause (E)(i), a majority of the votes cast means that the number of shares voted “for” a director’s election must exceed the number of shares voted “against” that director’s election.

(ii)

In lieu of clause (E)(i) of this Section 4, this clause shall apply to any election of directors if the number of director nominees exceeds the number of directors to be elected. A nominee for director in an election to which this clause applies shall be elected by a plurality of all voting power present in person or represented by proxy and entitled to vote at a meeting of stockholders duly called for the election of directors and at which a quorum is present.

Stockholders shall not be entitled to cumulate their votes in the election of directors. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

(F)    When a quorum is present at any meeting, the vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 5.    Record Date. In order that the corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) entitled to consent to corporate action in writing without a meeting (c) entitled to receive payment of any dividend or other distribution or allotment of any rights, entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date (i) in the case of clause (a) above, shall not be more than sixty nor less than ten days before the date of such meeting, (ii) in the case of clause (b) above, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors, and (iii) in the case of clause (c) above, shall not be more than sixty days prior to such action. If for any reason the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law. Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the corporation after any such record date so fixed or determined.

Section 6.    Inspectors. When required by law or directed by the presiding officer, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the stockholders by one or more Inspectors who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner.

Section 7.    Meetings.

(A)    Annual Meetings of Stockholders. An annual meeting of the stockholders shall be held in each fiscal year of the corporation on such day and at such time and place within or without the State of Delaware as the Board of Directors shall fix, at which time the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

(1)    Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation’s notice of meeting delivered pursuant to Article 1, Section 1 of these By-laws, (b) by or at the direction of the Chairman of the Board or (c) by any stockholder of the corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (A) of this By-law and who was a stockholder of record at the time such notice is delivered to the Secretary.

(2)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than seventy days nor more than one hundred days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundredth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation; and provided further, that for purposes of the application of Rule 14a- 4(c) of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”) (or any successor provision), the date for notice specified in this paragraph (A)(2) shall be the earlier of the date calculated as hereinbefore provided or the date specified in paragraph (c)(1) of Rule 14a-4.

(3)    Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner; (d) a representation that such stockholder and such beneficial owner intends to appear in person or by proxy at the meeting to propose such business or nomination; and (e) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

(4)    Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation on or before the date which is 10 days before the latest date by which a stockholder may timely notify the corporation of nominations or other business to be brought by a stockholder in accordance with paragraph (A)(2) of this By-law, a stockholder’s notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(B)    Special Meetings of Stockholders. Special meetings of the stockholders shall be called at any time by the Secretary or any other officer, whenever directed by the Board of Directors or by the Chief Executive Officer. The purpose or purposes of the proposed meeting shall be included in the notice setting forth such call. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to the prior sentence of this By-law. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-law and who is a stockholder of record at the time such notice is delivered to the Secretary of the corporation. Nominations of stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by paragraph (A)(2) of this By-law shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the one hundredth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(C)    General.

(1)    Only persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-law and, if any proposed nomination or business is not in compliance with this By-law, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

(2)    For purposes of this By-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)    For purposes of this By-law, no adjournment nor notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this By-law, and in order for any notification required to be delivered by a stockholder pursuant to this By-law to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(4)    Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 8.    Consent in Lieu of Meetings. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holder of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 9.    Record Holder of Shares. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE II

BOARD OF DIRECTORS

Section 1.    Number and Term of Office. The Board of Directors of the corporation shall consist of such number of directors, not less than three nor more than 15, as shall from time to time be fixed exclusively by resolution of the Board of Directors. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business and, except as otherwise provided by law, by the corporation’s Certificate of Incorporation or by these By-laws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors; but if at any regularly called meeting there shall be less than a quorum present, the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting until a quorum shall be present or represented. Directors need not be stockholders.

Section 2.    Vacancies and Newly Created Directorships. Unless otherwise required by law, newly created directorships in the Board of Directors that result from an increase in the number of directors and any vacancy occurring in the Board of Directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office until the next annual election.

Section 3.    Notice of Meetings. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors or as may be specified in the notice of any meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors. Special meetings may be held at any time upon the call of the Chairman of the Board, the Chief Executive Officer or a majority of the Board of Directors on not less than one day’s prior notice, which may be given orally or by written notice, including via e-mail or other means of electronic or written transmission. Notice shall be deemed received at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied, e-mailed or communicated orally; and the next day, if sent by overnight courier. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these By-laws may be transacted at any special meeting, and an amendment of these By-laws may be acted upon if the notice of the meeting shall have stated that the amendment of these By-laws is one of the purposes of the meeting. At any meeting at which every director shall be present, even though without any notice, any business may be transacted, including the amendment of these By-laws. Notice of any meeting need not be given to any director who shall attend such meeting in person (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing.

Section 4.    Organization. A Chairman shall be elected from the directors present to preside at all meetings of the Board of Directors. The Secretary of the corporation shall act as secretary of all meetings of the directors; but in the absence of the Secretary, the Chairman may appoint any person to act as secretary of the meeting.

Section 5.    Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any director may belong to any number of committees. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by resolution passed by a majority of the whole Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending these By-laws; and unless such resolution, these By- laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 6.    Written Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 7.    Method of Meeting Participation. The members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting may simultaneously hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

Section 8.    Director Compensation. The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the corporation.

ARTICLE III

OFFICERS

Section 1.    Positions. The Board of Directors, after each annual meeting of the stockholders, shall elect officers of the corporation, including a Chairman of the Board, a Chief Executive Officer and a Secretary. The Board of Directors may also from time to time elect such other officers (including a President, one or more Vice Presidents, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors may determine. Any two or more offices may be held by the same person.

Section 2.    Appointment and Removals. All officers of the corporation elected by the Board of Directors shall hold office for such term as may be determined by the Board of Directors or until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights, if any. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them. Any vacancy caused by the death of any officer, his resignation, his removal, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

Section 3.    Authority. Each of the officers of the corporation elected by the Board of Directors or appointed by an officer in accordance with these By-laws shall have the powers and duties prescribed by law, by the By-laws or by the Board of Directors and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by the By-laws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.

Section 4.    Delegation. Unless otherwise provided in these By-laws, in the absence or disability of any officer of the corporation, the Board of Directors may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights, if any. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

ARTICLE IV

CERTIFICATES OF STOCK

Section 1.    Form of Certificate. The shares of stock of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be un- certificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of un-certificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President, and by the Treasurer or the Secretary of the corporation, or as otherwise permitted by law, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the corporation.

Section 2.    Transfers of Stock. Transfers of stock shall be made on the books of the corporation by the holder of the shares in person or by such holder’s attorney upon surrender and cancellation of certificates for a like number of shares, or as otherwise provided by law with respect to un-certificated shares.

Section 3.    Lost Certificates. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and the upon delivery to the corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.

ARTICLE V

MISCELLANEOUS

Section 1.    Fiscal Year. The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

Section 2.    Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.    Checks, Notes, Voting Upon Stocks. All checks and drafts on the corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be authorized from time to time by the Board of Directors. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the President or any Vice President shall have full power and authority on behalf of the corporation to attend and to act and to vote, or in the name of the corporation to execute proxies to vote, at any meetings of stockholders of any corporation in which the corporation may hold stock, and at any such meetings shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to ownership of such stock. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

Section 4.    Waiver of Notice. Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these By-laws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance of any person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 5.    Corporate Books. The books of the corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

Section 6.    Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

ARTICLE VI

AMENDMENTS

Section 1.    Amendments by the Board of Directors. Subject to the corporation’s Certificate of Incorporation, these By-laws and any amendment thereof may be altered, amended, added to, rescinded or repealed at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of all of the members of the Board of Directors; provided, that in the case of any special meeting at which all of the members of the Board of Directors are not present, the notice of such meeting shall have stated that the amendment of these By-laws was one of the purposes of the meeting and the notice of the proposed change was given in a notice given not less than two days prior to the meeting.

Section 2.    Amendments by Stockholders. Subject to the corporation’s Certificate of Incorporation, these By-laws and any amendment thereof may be altered, amended, added to, rescinded or repealed at any annual or special of the stockholders, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, adoption, rescission or repeal is included in the notice of the meeting.

Section 3.    Stockholders’ Rights Regarding Amendments. Nothing contained in these By-laws shall divest or limit the power of stockholders to alter, amend, add to, rescind or repeal these By-laws.

ARTICLE VII

EXCLUSIVE FORUM

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the corporation, or these By-laws, or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article VII.